UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2008, Medical Solutions Management Inc. (the “Company”) appointed EJ McLean as its Vice President and Controller effective as of February 21, 2008. As part of his promotion from Controller to Vice President, Mr. McLean will serve as the Company’s principal financial officer.

Mr. McLean has served as the Company’s Controller since December 3, 2007, and from December 5, 2005 until November 17, 2006 he also served as the Company’s Controller. During November 18, 2006 until December 3, 2007, Mr. McLean worked as a consultant for Bison Consulting LLC performing contract accounting and systems support. Prior to joining the Company, Mr. McLean held the position of Director of Professional Services for ProActive Solutions, a technology programs provider, from August 2002 until December 2005. From November 2000 until August 2002, Mr. McLean worked as a controller for Northeast Public Power Association. Mr. McLean has also worked for Benchmark Assisted Living, an assisted living development/management company. Mr. McLean holds a B.S. in Business Administration, with a concentration in Finance, from Nichols College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

By:  /s/ Lowell M. Fisher

        Name: Lowell M. Fisher

        Title: Interim Chief Executive Officer

        (principal executive officer)